Exhibit 99.(a)(1)(C)
EMULEX CORPORATION
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS
ELECTION FORM
     Before signing this election form, please make sure you have received, read and understand the documents that make up the offer, including: (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”); (2) the letter from James M. McCluney; (3) this election form; and (4) the withdrawal form. The offer is subject to the terms of these documents as they may be amended. Any capitalized terms not defined herein are defined in the instructions attached to this form. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS ELECTION FORM.
     If you would like to participate in the offer, please indicate your election by checking one of the boxes below, completing, signing, dating and delivering this election form by 11:59 p.m., California time, on the expiration date of the offer, to the Company by one of the following means:
By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     Only responses that are complete, signed, delivered by one of the abovementioned means and actually received by the Company by the deadline will be accepted. BY PARTICIPATING IN THE OFFER, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

     Please check the appropriate box and, if you check the second box, cross out any of the eligible options listed below with respect to which you do NOT want to participate in the offer:
☐	Yes, I wish to participate in the offer as to ALL of my eligible options. ALL of my eligible options will be irrevocably cancelled on the expiration date of the offer.
OR
☐	Yes, I wish to participate in the offer as to my eligible options listed below. My eligible options listed below will be irrevocably cancelled on the expiration date of the offer.

Option	Option	Option	Options	# of Restricted
Number	Grant	Grant	to be	Stock Units
	Date	Price	Exchanged	to be granted

Employee Signature	Date and Time

Employee name (Please print)	Email address

EMULEX CORPORATION
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS
INSTRUCTIONS TO THE ELECTION FORM
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1. Delivery of Election Form.
      If you wish to tender any or all of your eligible options for restricted stock units, you must properly complete and sign this Election Form and deliver it properly completed and signed to us so that we receive it before 11:59 p.m., California time, on July 13, 2009 (or such later date as may apply if this exchange offer is extended), by one of the following means:
By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     If the Company extends the offer, the completed election form must be received by the Company by the date and time of the extended expiration date of the offer.
     The delivery of all required documents, including election forms, is at your risk. Delivery will be deemed made only when actually received by the Company. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your election form by e-mail promptly after its receipt. If you have not received such an e-mail confirmation, it is your responsibility to ensure that your election form has been received by the expiration date of the offer. Only responses that are complete, signed, delivered by one of the abovementioned means and actually received by the Company by the expiration date of the offer will be accepted.
     Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of the exchange offer, we will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when we give oral or written notice to the option holders generally of our acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication.
     The Company will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you an e-mail confirmation of receipt of this election form, by signing this election form, you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). Any confirmation of receipt sent to you will merely be a notification that we have received your election form and does not mean that your options have been cancelled. Your options that are accepted for exchange will be cancelled on the expiration date of the offer.
2. Withdrawal and Additional Tenders.
     Tenders of options made through the exchange offer may be withdrawn at any time before 11:59 p.m., California Time, on the expiration date of the offer. If the Company extends the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer.
To withdraw some or all of your tendered options you must deliver a completed, signed and dated withdrawal form, with the required information, while you still have the right to withdraw the tendered options to the Company by one of the following means:
By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     You may not rescind any withdrawal, and any eligible options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those options before the expiration date of the offer.
     To re-elect to exchange some or all of your withdrawn options, you must submit a new election form to the Company by one of the delivery methods specified in section 1 of these instructions.
     Your new election form must be submitted before the expiration date of the offer by following the procedures described in these instructions. Your new election form must include the required information regarding all of the options you want to exchange and must be signed and clearly dated after the date of your original election form and any withdrawal form you have submitted. Upon the receipt of such a new, properly completed, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election form or withdrawal form we receive prior to the expiration date of the offer.
3. Tenders.
     If you intend to tender options through the offer, you must tender all of your shares subject to each eligible option grant, except as noted herein.
     You may pick and choose which of your eligible option grants you wish to exchange. If you have exercised a portion of an eligible option grant, your election will apply to the portion that remains outstanding and unexercised.

     In accordance with the terms outlined in the offer documents, the number of restricted stock units you receive in exchange for your eligible options will be based on the number of shares your eligible options entitle you to purchase as described in Section 1 of the Offer to Exchange. Each restricted stock unit will vest in accordance with the schedule described in Section 1 of the Offer to Exchange. Vesting on any date is subject to your continued eligibility to participate in the Company’s 2005 Equity Incentive Plan through each relevant vesting date. You will lose your rights to all exchanged options that are cancelled under the offer.
4. Signatures on this Election Form.
     If this election form is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject, without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.
     If this election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to act in that capacity must be submitted with this election form.
5. Other Information on this Election Form.
     In addition to signing this election form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address.
6. Requests for Assistance or Additional Copies.
     Any questions and any requests for additional copies of the Offer to Exchange or this election form or the withdrawal form may be directed to Joyce Shinn at (714) 662-5600 or joyce.shinn@emulex.com. Copies will be furnished promptly at the Company’s expense.
7. Irregularities.
     We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We also reserve the right to waive any of the conditions of the exchange offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.
8. Additional Documents to Read.
     You should be sure to read the Offer to Exchange, all documents referenced therein, and the letter from James M. McCluney before deciding to participate in the offer.

9. Important Tax Information.
     If you are subject to taxation in the United States, you should refer to Section 13 of the Offer to Exchange, which contains important tax information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.